Exhibit 4.2

visitalk.com, Inc. Bankruptcy Plan Distribution WARRANTS IN VISITALK CAPITAL CORPORATION AND ITS OPERATING SUBSIDIARIES CLASSES 1 THROUGH 7 Master Warrant Agreement and related information Booklet

PLAN WARRANT AGREEMENT

ACCEPTANCE AND EFFECTIVE DELIVERY REQUIRED

This Plan Warrant Agreement is effective as of the Effective Date of the Second Joint Plan of Reorganization of visitalk.com, Inc. and other Co-Proponents dated June 22, 2004.  This Plan Warrant Agreement and the Plan Warrants are only valid if a Warrant Holder executes a Warrant Acceptance and Effective Delivery Agreement before March 31, 2006; and such Warrant Acceptance and Effective Delivery Agreement is received by Visitalk Capital Corporation before April 15, 2006.

PLAN WARRANT AGREEMENT

This Plan Warrant Agreement (the “Agreement”) is effective as of the Effective Date of the Second Joint Plan of Reorganization of visitalk.com, Inc. and other Co-Proponents dated June 22, 2004 (the “Plan”).  The Warrant Holders, as defined below, are a party to this Agreement pursuant to the operation of the Plan.  However, this Agreement and the Plan Warrants, which are the subject of this Agreement, are only valid if a Warrant Holder executes a “Warrant Acceptance and Effective Delivery Agreement” before March 31, 2006 and such Warrant Acceptance and Effective Delivery Agreement is received by Visitalk Capital Corporation (“VCC”) before April 15, 2006.  VCC is executing this Agreement and other related agreements necessary to implement this Agreement as an Issuer, as defined below, and as an agent for the other Issuers (the “Implementation Agent”), all of which are controlled by VCC.

BACKGROUND AND DEFINITIONS

A. The subject matter of this Agreement is the Series A through F Plan Warrants issued in accordance with the Plan (the “Plan Warrants”) for each of the companies on the listing attached hereto as Exhibit A and their successors (each such entity hereinafter an “Issuer” or jointly “Issuers”).

B. Capitalized terms used but not otherwise defined in this Agreement have the same meaning as defined in the Plan.

C. The Issuers are entities formed or authorized under the Plan, were Co-Proponents of the Plan, and, pursuant to certain exemptions provided in the Bankruptcy Code, are authorized to issue the Plan Warrants and, upon the exercise of the Plan Warrants, Shares, without registration of the Plan Warrants or Shares under applicable securities laws.

D. The term “Share” refers to one share of common stock of an applicable Issuer.

E. The term “Claim” refers to an allowed claim under the Plan and the term “Claim Holder” is the owner of such Claim.

F. The maximum numbers of Plan Warrants to be issued for each Claim are specified in the Plan

G. The registered holder of any Plan Warrant is hereinafter referred to as a “Warrant Holder.”

H. The Issuers and the Warrant Holders desire to specify certain matters regarding the Plan Warrants.  In accordance with the Plan, each Issuer will issue six series of Plan Warrants (each, a “Series”), designated as A Warrants, B Warrants, C Warrants, D Warrants, E Warrants and F Warrants, as further described in Article I.  The term “Plan Warrants” refers to all of the Series of Plan Warrants as a group.

I. Each “Plan Warrant” entitles the Warrant Holder to purchase, subject to the terms and conditions set forth in this Plan Warrant Agreement, at any time on or after September 17, 2004, and prior to the close of business on the Expiration Date, but not thereafter (unless the Plan Warrant is earlier the subject of a Call or the Plan Warrant Expiration Date is extended by the Issuer), one fully paid and non-assessable share of an Issuer’s common stock (“Common Stock”), or equivalent security of any successor thereto, at a purchase price equal to the “Exercise Price”, as adjusted, unless lowered by the Issuer as set forth in Article I.

J. Pursuant to the Plan, each Issuer will initially act as its own agent and perform the duties enumerated in this Agreement (the “Warrant Agent”) but each Issuer may determine, in their sole discretion, to engage another qualified person to act as its Warrant Agent to perform the duties and activities hereunder.  Any reference to Warrant Agent refers to an individual Issuer, acting as its own Warrant Agent, or the appointed Warrant Agent of the Issuer, as the case may apply.

AGREEMENTS

NOW, THEREFORE, in consideration of the above recitals, the following representations, warranties, covenants and conditions, and other good and valuable consideration, the receipt of which is acknowledged, the Warrant Holders, by executing the “Warrant Acceptance and Effective Delivery Agreement,” a form of which is attached hereto as Exhibit B, agree with each Issuer as follows:

ARTICLE I
THE PLAN WARRANTS

1.1 Each Plan Warrant has a specified “Exercise Price,” which is the amount, as adjusted from time to time as provided in Section 1.4 below, at which a Warrant Holder is entitled to purchase one Share from an Issuer.  A Warrant Holder may exercise all or any number of a Series of Plan Warrants resulting in the purchase of a whole number of Shares.

1.2 Initial Exercise prices.  Each Series of Plan Warrants has an initial Exercise Price as set forth below.

a) Each Series A Warrant (an “A Warrant”) has an initial Exercise Price of $2.00.

b) Each Series B Warrant (a “B Warrant”) has an initial Exercise Price of $2.00.

c) Each Series C Warrant (a “C Warrant”) has an initial Exercise Price of $3.00.

d) Each Series D Warrant (a “D Warrant”) has an initial Exercise Price of $3.00.

e) Each Series E Warrant (an “E Warrant”) has an initial Exercise Price of $4.00.

f) Each Series F Warrant (an “F Warrant”) has an initial Exercise Price of $4.00.

1.3 Number of Plan Warrants.  The “Claim Holder Ownership Schedule”, attached hereto as Exhibit C, specifies, by Issuer, the number of each Series of Plan Warrants to be delivered to any Warrant Holder for a specified Claim under the Plan.  Pursuant to the Plan,an Issuer, in their sole discretion, has the option of issuing the Plan Warrants as “Plan Warrant Unit.”  The Plan Warrants on Exhibit C are presented as Plan Warrant Units with each unit consisting of one Series A Warrant, one Series B Warrant, one Series C Warrant, one Series D Warrant, one Series E Warrant and one Series F Warrant.  Pursuant to the Plan, in the future, a Plan Warrant Unit may consist of any combination of the Plan Warrants as determined by each Issuer in their sole discretion.

1.4 Adjustments in Number of Plan Warrants and Exercise Price.  If, prior to the exercise of any Plan Warrant, an Issuer shall have effected one or more stock splits-ups, stock dividends or other increases or reductions of the number of Shares into which the Plan Warrants are exercisable without receiving compensation in money, services or property, then the number of Shares subject to a Plan Warrant may, at the sole discretion of the Issuer, (i) if a net increase shall have been effected in the number of outstanding Shares, be proportionately increased, and the cash consideration payable per share for the Exercise Price be proportionately reduced, or, (ii) if a net reduction shall have been effected in the number outstanding Shares, be proportionately reduced, and the cash consideration payable per Share for the Exercise Price be proportionately increased.  Pursuant to the Plan, an Issuer may, in its sole discretion and without further shareholder approval, upon any increase or decrease in the number of shares of its common stock outstanding, elect to (i) keep the terms of any of its Plan Warrants outstanding unchanged, (ii) proportionately increase or decrease the Exercise Price and keep the number of Plan Warrants unchanged or (iii) proportionately increase or decrease the number of Shares issuable upon exercise of the Plan Warrants and keep the Exercise Price unchanged.

1.5 Discretionary Reduction in the Plan Warrant Exercise Price.  An Issuer may, in its sole discretion and in accordance with the Plan, from time to time and, at any time, reduce the Exercise Price of any Plan Warrant subject to this Agreement, including a temporary reduction in the Exercise Price.

ARTICLE II
EXERCISE PERIOD; REDEMPTION

2.1 Plan Warrant Exercises.  Unless individually extended as provided herein, the Plan Warrants will expire at 5:00 p.m., MST on March 17, 2006 (the “Warrant Expiration Date”).

a) All Plan Warrants hereunder may be exercised at any time after the Effective Date of this Agreement and prior to the Warrant Expiration Date.

b) After any Warrant Expiration Date, unless such date is extended by an Issuer and except as provided in Article VII, any unexercised Plan Warrants will be void and all rights of the Warrant Holders shall cease.

2.2 Redemption.  At any time prior to any Expiration Date, each Issuer, in its sole discretion and in accordance with the Plan, may redeem some or all of any then outstanding Plan Warrants for $.0001 per Plan Warrant (“Redemption Price”).  In accordance with the Plan, an Issuer may choose to redeem all or any portion of a Series of Plan Warrants, which may be selected on a pro rata basis, by random lot or as otherwise fairly determined, all in the Issuer’s sole discretion.

Upon an Issuer’s determination to redeem any Plan Warrants, such Issuer shall give notice (“Redemption Notice”) of its determination to all affected Warrant Holders and the Warrant Holders shall have the time specified in the Redemption Notice (the “Redemption Date”), which shall not be less than twenty (20) days from the date of such Redemption Notice, to exercise any Plan Warrant as provided herein.  Upon expiration of the Redemption Date, and after expiration of the period during which limited rights may be granted to an agent under Article VII (the “Contingent Agent”), but only if one has been appointed by an Issuer as provided in Article VII, the Issuer shall pay the Redemption Price to the Warrant Holders.  An Issuer shall not be required to pay any amount less than $1.00 to any Warrant Holder and any amounts less than $1.00 due to any Warrant Holder shall be retained by an Issuer.

2.3 Extension of the Warrant Expiration Date.  An Issuer may, in its sole discretion and in accordance with the Plan, from time to time and, at any time, extend the Warrant Expiration Date of any Plan Warrant for any period of time.  Notice to the Warrant Holders of Plan Warrant changes shall be provided in accordance with Article IX.

ARTICLE III
ISSUANCE AND TRANSFER OF OWNERSHIP

3.1 Form of Plan Warrant.  The Plan Warrants may be issued in either uncertificated form (i.e., “Book Entry”) or in registered and certificated form, as determined pursuant to Section 3.2 below.

a) Book Entry Form.  If Plan Warrants are issued in uncertificated form (“Book Entry”), the Warrant Agent shall maintain records of the number of Plan Warrants owned by each registered Warrant Holder.  The Warrant Agent shall report ownership positions to the Warrant Holders no more than sixty (60) days after the end of each calendar year or, if requested in writing by a Warrant Holder, each calendar quarter.  The report shall indicate any transactions regarding the Plan Warrants such as exercises or transfers.  The report shall be delivered by regular mail to the address appearing on a Warrant Agent’s records for any Warrant Holder.  A Warrant Holder may elect delivery by e-mail or other similar delivery option as an alternative to regular mail.  At any time an Issuer determines not to maintain Book Entry for the Plan Warrants, the Issuer it may certificate and deliver the warrants to the Warrant Holders at no cost to the Warrant Holders for the certification.

b) Certificated Form.  If in certificated form, the warrant certificates (the “Warrant Certificates”) shall be substantially in the form attached hereto as Exhibit D.  Warrant Certificates shall be signed by, or shall bear the facsimile signature of an Executive Officer of each Issuer and shall bear the Issuer’s corporate seal or a facsimile of the Issuer’s corporate seal.  If any person, whose facsimile signature has been placed on any Warrant Certificate as the signature of an officer of an Issuer, shall have ceased to be an officer before the Warrant Certificate is countersigned, issued and delivered, the Warrant Certificate shall be countersigned, issued and delivered with the same effect as if the officer had not ceased to be an officer.  Any Warrant Certificate may be signed by, or made to bear the facsimile signature of, any person who at the actual date of the preparation of the Warrant Certificate shall be a proper officer of an Issuer to sign the Warrant Certificate even though such person was not an officer upon the date of this Agreement.  If a Warrant Agent other than the Issuer is appointed, and Warrant Certificates are issued after the appointment, Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purposes unless so countersigned.  The Warrant Agent hereby is authorized to countersign any Warrant Certificate that is properly issued and deliver the same to, or in accordance with the properly documented and verified instruction of, any registered Warrant Holder.

3.2 Delivery of Plan Warrant.  The Warrant Holder shall select the method of delivery of the Plan Warrant, as set forth in Section 3.1b) above.

a) Book Entry Form.  The Warrant Holder, by executing and delivering the “Warrant Acceptance and Effective Delivery Agreement,” a form of which is attached hereto as Exhibit B, hereby elects to have all the Plan Warrants issued in Book Entry form.  By executing only the Warrant Acceptance and Effective Delivery Agreement and thereby electing Book Entry for the Plan Warrants, the Warrant Holders also elect to have a Contingent Agent act for them under certain limited circumstances as set forth in Article VII.

b) Certificated Form.  If the Warrant holder desires to receive physical delivery of the Plan Warrants (i.e. certificated form), such Warrant Holder must, in addition to executing the Warrant Acceptance and Effective Delivery Agreement as set forth in Section 3.2a) above, also execute and deliver the “Election to Certificate Agreement” as attached hereto as Exhibit F.  The Plan Warrants requested in certificated form will be issued in Units consisting of one A Warrant, one B Warrant, one C Warrant, one D Warrant, one E Warrant and one F Warrant for each Issuer.  To receive certificates for the Plan Warrants, such Warrant Holder shall remit an issuance fee set forth in the Election to Certificate Agreement.  Warrant Holders electing Plan Warrants in certificated form also waive any of the rights and benefits to having the Contingent Agent act for them under certain limited circumstances as set forth in Article VII.

3.3 Transfer of Ownership.  The Warrant Agent may register the transfer of any outstanding Warrant Certificate or any Book Entry ownership change upon the receipt of appropriate instruments of transfer, in a form satisfactory to both the Issuer and the Warrant Agent, duly executed by the Warrant Holder or a duly authorized attorney, including, if requested by the Warrant Agent, legal opinions and signature verification as required, in the Issuer’s sole discretion.  An Assignment Form appears on the back of the “Form of Plan Warrant Certificate” attached hereto as Exhibit D.  Upon any registration of transfer, either (i) a new Warrant Certificate shall be issued in the name of and delivered to the transferee and the surrendered Warrant Certificate shall be canceled or (ii) a new Book Entry shall be made reflecting the transfer and notice shall be given to the new Warrant Holder.  In the event a certificated warrant is submitted for transfer, a customary cash fee for the transfer must accompany such Plan Warrant prior to the execution of the transfer.

3.4 Mutilated or Missing Warrant Certificates.  If any Warrant Certificate is mutilated, lost, stolen, or destroyed, an Issuer and the Warrant Agent may, on such terms as to fully indemnify them or otherwise as they may in their sole discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), and upon the receipt of evidence satisfactory to an Issuer and the Warrant Agent of such mutilation, loss, theft or destruction, issue a substitute Warrant Certificate of like denomination and tenor as the Warrant Certificate so mutilated, lost, stolen or destroyed.  Applicants for substitute Warrant Certificates shall comply with such other reasonable regulations and pay any reasonable charges as an Issuer or the Warrant Agent may prescribe including costs of an indemnity bond, if required by an Issuer in its sole discretion.

3.5 No Fractional Plan Warrants or Shares.  An Issuer shall not be required to issue fractions of Plan Warrants upon the reissue of Plan Warrants due to any adjustments as described in Section 1.4 or otherwise.  In lieu of issuing any fractional interest, an Issuer shall round up to the nearest full Plan Warrant.  If the total Plan Warrants surrendered by exercise would result in the issuance of a fractional Share, an Issuer shall not be required to issue a fractional Share but rather the aggregate number of Shares issuable will be rounded up to the nearest full share.  At an Issuer’s sole option, an Issuer may pay the cash value of any such fractional interest in lieu of issuing additional Shares or Plan Warrants.

ARTICLE IV
EXERCISE OF PLAN WARRANTS

4.1 Method of Exercise.  Subject to Article V, any Plan Warrant or any multiple of Plan Warrants evidenced by any Warrant Certificate or in Book Entry form may be exercised on or before the Expiration Date.  Plan Warrants shall be exercised by the Warrant Holder by either (i) surrendering to the Warrant Agent the Warrant Certificate evidencing the Plan Warrants with a “Subscription and Exercise Notice,” a form of which is attached hereto as Exhibit E, duly completed and executed showing the number of Plan Warrants being exercised, or (ii) if in Book Entry form, by delivering to the Warrant Agent a Subscription and Exercise Notice, duly completed and executed showing the number of Book Entry Plan Warrants being exercised.  In addition, the Warrant Holder must deliver to the Warrant Agent, by certified check, or other immediately available funds or wire transfer, in U. S. dollars (“Good Funds”), as the Warrant Agent may elect, payable to the order of the Issuer of such Plan Warrant, the Exercise Price for each Share to be purchased.  Both the Subscription and Exercise Notice relating to a certificated Plan Warrant and a Book Entry Plan Warrants are hereinafter referred to as an “Exercise Notice.”  The form of Exercise Notice may be changed from time to time and, at any time, in the discretion of the Issuer.

4.2 Delivery of Shares.  Upon receipt of the Exercise Notice and payment in Good Funds of the full Exercise Price for the Plan Warrants that are the subject to the Exercise Notice, the Warrant Agent shall requisition the issuance of the required Shares, and deliver such Shares in accordance with the properly documented instructions of the Warrant Holder.  The certificate for the Shares shall be deemed to be issued, and the person to whom the Shares are issued of record shall be deemed to have become a holder of record of the Shares, as of the date of the surrender of such properly executed Exercise Notice and payment of the Exercise Price in Good Funds, whichever shall last occur.  If however, the books of an Issuer with respect to the Shares shall be deemed to be closed, the person to whom such Shares are issued shall be deemed to have become a record holder of such Shares as of the date on which such books of the Issuer shall next be open (whether before, on or after the Expiration Date).  All Warrant Certificates surrendered upon exercise of Plan Warrants shall be canceled.

4.3 Unexercised Warrants.  If less than all the Plan Warrants evidenced by a Warrant Certificate or Book Entry are exercised upon a single occasion, until the Expiration Date, a new Warrant Certificate or Book Entry for the balance of the Plan Warrants not so exercised shall be issued and delivered to or recorded in the Warrant Holder’s name, or in accordance with transfer instructions properly given by the Warrant Holder.

4.4 Escrow.  Upon the exercise, or conversion of any Plan Warrant, the Warrant Agent, if not the Issuer, shall promptly deposit the payment of the Exercise Price into an escrow account established by mutual agreement of an Issuer and their Warrant Agent at a federally insured commercial bank.  All funds deposited in the escrow account will be disbursed on a weekly basis to an Issuer once such funds have been determined by the Warrant Agent to be collected funds.  Once the funds are determined to be collected funds, the Warrant Agent shall take actions to cause the certificate(s) representing the Shares issued pursuant to the exercise of the Plan Warrants to be issued.

4.5 Expenses.  Except for Section 4.6, expenses incurred by the Warrant Agent while acting in the capacity as Warrant Agent will be paid by each Issuer.  These expenses, including delivery of Share certificates to the shareholder, will be deducted from the Exercise Price submitted prior to distribution of funds to the Issuer.  The Warrant Agent will supply a detailed account statement relating to the number of Shares exercised, names of the registered Warrant Holder(s) and the net amount of funds remitted will be given to the applicable Issuer with each payment.

4.6 Fees.  At the time of exercise of any Plan Warrant, any cost for Share issuance and transfer fee is to be paid by the Warrant Holder.  In the event the Warrant Holder must pay such fees and fails to remit same, the Warrant Agent, if agreed to by the Issuer, may elect to have such fee deducted from the proceeds prior to distribution to an Issuer.

ARTICLE V
LIMITATIONS ON EXERCISE

5.1 Limit of Exercise.  The Warrant Holder, together with the Warrant Holder’s “affiliates,” as such term is defined in the Securities and Exchange Commission’s rules and regulations, shall not be entitled to exercise any Plan Warrant if, after giving effect to such exercise, the Warrant Holder and its Affiliates would beneficially own in excess of 4.99% of the outstanding Shares of an Issuer.  For purposes of the foregoing calculation, the Shares beneficially owned by a Warrant Holder and its Affiliates or acquired by the Warrant Holder and its Affiliates, shall include the number of Shares issuable upon exercise of such Plan Warrant with respect to which the determination is being made, but shall exclude the number of Shares that would be issuable upon (i) exercise of the remaining, non-exercised portion of any Plan Warrants issued by the Issuer and beneficially owned by such Warrant Holder and its Affiliates and subject to a limitation on conversion or exercise and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of an Issuer subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

5.2 Warrant holder Representation.  Each Exercise Notice executed by a Warrant Holder shall constitute a representation by such Warrant Holder that, after giving effect to such Exercise Notice, (i) such Warrant Holder will not beneficially own (as determined in accordance with this Article V) in excess of 4.99% of the outstanding Shares of an Issuer and (ii) the Warrant Holder will not have acquired, through exercise of such Plan Warrant or otherwise, a number of Shares that, when added to the number of Shares beneficially owned by the Warrant Holder at the beginning of the sixty (60) day period ending on and including the applicable date of exercise of such Plan Warrant, is in excess of 4.99% of the outstanding Shares of the Issuer following the exercise during the sixty (60) day period ending on and including the date of exercise.

5.3 Shares Outstanding.  For purposes of this Article V, in determining the number of the outstanding Shares of an Issuer, the Warrant Holder may rely on the number of outstanding Shares (i) as reflected on an Issuer’s web site or, (ii) at such time as an Issuer is a reporting Issuer under the Exchange Act, as reflected in an Issuer’s most recent annual, quarterly or current report filed pursuant to the Exchange Act, or (iii) as reflected in its most recent public announcement or other notice by an Issuer setting forth the number of Shares outstanding.  The number of outstanding Shares shall be determined after giving effect to exercises of such Plan Warrant (including the exercise with respect to which this determination is being made) by the Warrant Holder.

5.4 Waiver.  An Issuer, in their sole discretion, may waive the ownership and exercise limitations imposed by this Article V in whole or in part upon receipt by the Warrant Holder of its undertaking, in form acceptable to an Issuer in its sole discretion, including if necessary legal opinions, to fully comply with all applicable securities law reporting requirements.

ARTICLE VI
RIGHTS AND DUTIES OF WARRANT AGENT

6.1 Third Party Warrant Agent.  If an Issuer appoints a third party Warrant Agent, which it may do in its sole discretion, and such Warrant Agent accepts the appointment, such Warrant Agent will only accept upon the following terms and conditions, by all of which an Issuer and every Warrant Holder by acceptance of this Plan Warrant Agreement shall be bound:

a)  Statements contained in this Agreement and in the Warrant Certificates, if such Warrant Certificates are issued, shall be taken as statements of the Issuer.  The Warrant Agent assumes no responsibility for the correctness of any of these statements except those that describe the Warrant Agent or any action taken or to be taken by the Warrant Agent.

b)  The Warrant Agent shall not be responsible for any failures of an Issuer to comply with any of an Issuer’s covenants contained in this Agreement or in the Warrant Certificates.

                c)  The Warrant Agent may consult at any time with counsel satisfactory to it (who may also be counsel for its applicable Issuer) and the Warrant Agent shall incur no liability or responsibility to an Issuer or to any Warrant Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

d)  The Warrant Agent shall incur no liability or responsibility to an Issuer or to any Warrant Holder for any action taken in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

e)  An Issuer agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and all other charges of any kind in nature incurred by the Warrant Agent in the execution of this Agreement and to, except as a result of a Warrant Agent’s negligence or bad faith, indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for this Agreement.

f)  The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless an Issuer or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expense that may be incurred in connection with such action, suit or legal proceeding.  However, this proceeding provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.  All rights of action under this Agreement or under any of the Plan Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Warrant Holders as their respective rights or interest may appear.

g)  The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Plan Warrants or other securities of an Issuer or become pecuniary interested in any transaction in which an Issuer may be interested, or contract with or lend money to an Issuer or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement.  Nothing herein shall preclude the Warrant Agent from acting in any other capacity for an Issuer or for any other legal entity.

6.2 Successor Warrant Agent.  Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act of a party or the parties hereto.  In any such event or if the name of the Warrant Agent is changed, the Warrant Agent or its successor may adopt the countersignature of the original Warrant Agent and may countersign the Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent.

6.3 Appointment of a New Warrant Agent.  A Warrant Agent may resign or be discharged by the applicable Issuer from its duties under this Agreement, with or without cause, by one party giving notice in writing to the other, and by giving a date when such resignation or discharge shall take effect, which, unless for cause, such notice shall be sent at least thirty (30) days prior to the date so specified.

a) If a Warrant Agent shall resign, be discharged or shall otherwise become incapable of acting, an Issuer may elect to act as its own Warrant Agent or shall appoint a successor to the Warrant Agent.

b) If an Issuer fails to make such election or appointment within a period of thirty (30) days after it has been notified in writing of the resignation or incapacity of its Warrant Agent, then any Warrant Holder may apply to the Bankruptcy Court in Phoenix, Arizona, for the appointment of a successor to the Warrant Agent.

c) Pending appointment of a successor to the Warrant Agent, either by the Issuer or by the Bankruptcy Court, each Issuer shall carry out the duties of the Warrant Agent.  After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as the Warrant Agent without further act or deed and the Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it as the Warrant Agent, and execute and deliver any further assurance, conveyance, act or deed necessary for effecting the delivery or transfer.

d) Failure to give any notice provided for in this Section 6.3, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent.

ARTICLE VII
CONTINGENT WARRANT HOLDER AGENT

7.1 Contingent Warrant Holder Agent.  By the execution of the Warrant Acceptance and Effective Delivery Agreement and electing Book Entry for the Plan Warrants, the accepting Warrant Holders elect also to have an additional agent act for them only under the limited circumstances and in the manner specified in the “Contingent Agent Agreement” attached hereto as Exhibit G (the “Contingent Agent”).  If a Warrant Holder executing the Warrant Acceptance and Effective Delivery Agreement, however, elects to receive physical delivery of the Plan Warrants in accordance with the terms of the “Election to Certificate Agreement” as attached hereto as Exhibit F, the electing Warrant Holder waives any of its rights and benefits to having the Contingent Agent act for them pursuant to the Contingent Agent Agreement.

7.2 General Duties of the Contingent Agent.  In the event a Warrant Holder fails to exercise a Plan Warrant before an Expiration Date or lapse of date specified in a Redemption Notice, the Contingent Agent shall have the rights specified in the Contingent Agent Agreement to act for the Warrant Holder with limitations and with a duty to the Warrant Holder to remit any benefits pro rata to the Warrant Holders of all similarly affected Plan Warrants.

7.3 Subsequent Termination of Contingent Agent.  Subsequent to the execution of the Warrant Acceptance and Effective Delivery Agreement, any Warrant Holder may elect to terminate the Contingent Agent Agreement by notifying an Issuer in writing.  Any such notice must be received before the Expiration Date of the applicable Plan Warrant.

7.4 No Duty to Appoint a Contingent Agent.  An Issuer may elect to appoint a Contingent Agent but has no duty to do so.  The terms of the Contingent Agent Agreement are controlling regarding all issues pertaining to the Contingent Agent.

ARTICLE VIII
RIGHTS AND DUTIES OF WARRANT HOLDERS

8.1 Rights of Warrant Holders.

a) No Warrant Holder, as such, shall have any rights as a shareholder of any Issuer, either at law or equity, and the rights of the Warrant Holders are limited to those rights expressly provided in this Agreement or in the Warrant Certificates, if issued.  Notwithstanding any notice to the contrary, an Issuer and their Warrant Agent may treat the registered Warrant Holder in respect to any Warrant Certificate or Book Entry or otherwise as the absolute owner thereof for all purposes.

b) Except as otherwise specifically provided herein, no Warrant Holder shall be entitled to vote or receive dividends or be deemed the holder of Shares of the applicable Issuer for any purpose, nor shall anything contained in any Plan Warrant or this Agreement be construed to confer upon the Warrant Holder including but not limited to (i) any of the rights of a stockholder of an Issuer, (ii) any right to vote, (iii) any right to give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), and (iv) any right to receive notice of meetings or receive dividends or subscription rights prior to the issuance of the Shares that the Warrant Holder is then entitled to receive upon the due exercise of any Plan Warrant.

c) No Plan Warrant shall be construed as imposing any liabilities on any Warrant Holder to purchase any securities of an Issuer, whether such liabilities are asserted by an Issuer or by creditors of an Issuer.

8.2 Taxes.  The Warrant Holder will pay all taxes attributable to the Plan Warrants or the initial issuance of Shares upon exercise of the Plan Warrants, including any tax that may be payable with respect to any transfer involved in any issue of Warrant Certificates or in the issue of any certificates of Shares upon the exercise of any Plan Warrant in a name other than that of the Warrant Holder.

ARTICLE IX
NOTICES

9.1 Notices to Warrant Holders.  Any distribution, notice or demand required or authorized by this Agreement to be given or made by an Issuer or by a Warrant Agent to or on the Warrant Holder shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to the Warrant Holder at their last known address as it appears on the Plan Warrant registration books of the Issuer or the official Warrant Holder listing maintained by the Warrant Agent.

a. Notice of Plan Warrant Changes.  Except for an extension of the Expiration Date, which shall be effective when such information is a matter of public record (or upon mailing or other means of notification agreed to by a Warrant Holder, upon any adjustment pursuant to Sections 1.4 and 1.5, an Issuer within twenty (20) days thereafter will (i) file with the Warrant Agent a certificate signed by an officer of the Issuer setting forth the details of the adjustment, the method of calculation and the facts upon which the calculation is based, and (ii) provide written notice of the adjustments to each Warrant Holder as of the record date.

b. Notice of Reorganization.  If an Issuer proposes to enter into any reorganization, reclassification, sale of substantially all of its assets, consolidation, merger, dissolution, liquidation or winding up, an Issuer will give notice of the fact at least twenty (20) days prior to the action to all Warrant Holders.  This notice shall set forth the facts to indicate the effect of the action (to the extent the effect may be known at the date of the notice) on the Exercise Price and the kind and amount of the Shares or other property deliverable upon exercise of the Plan Warrants.

c. Failure to Give Notice.  Without limiting the obligation of an Issuer to provide notice to each Warrant Holder, failure of an Issuer to give notice shall not invalidate corporate action taken by an Issuer.

d. Unclaimed Notices and Bad Addresses.  All notices, mailings and distributions under the Plan which are returned by the Post Office undelivered or which cannot be delivered due to the failure of the Warrant Holder to provide the Issuers with a current address will be retained by the Issuer pursuant to Section 5.13 of the Plan, incorporated herein by reference.  The Warrant Agent or the Issuer is under no obligation to continue notices, mailings and distributions to known undeliverable or bad addresses.

9.2 Notices to Warrant Agent and Issuers.  Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Warrant Holder to or on an Issuer shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by an Issuer with its Warrant Agent), to an Issuer’s official headquarters address.  Any notice or demand authorized by this Agreement to be given or made by any Warrant Holder or by an Issuer to or on the Warrant Agent shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with an Issuer), to the Warrant Agent’s official headquarters address.

ARTICLE X
MISCELLANEOUS

10.1 Reservation of Shares.  For the purpose of enabling an Issuer to satisfy its obligations to issue Shares upon exercise of their Plan Warrants, Issuers will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares, the full number of Shares that may be issued upon the exercise of Plan Warrants.  The Shares will, upon issue, be fully paid and non-assessable by an Issuer and free from all liens, charges and security interest with respect to the issue thereof.

10.2 Governmental Restrictions.  If any Shares issuable upon the exercise of a Plan Warrant require approval of any governmental authority, the applicable Issuer will endeavor to secure such approval; provided that in no event shall such Shares be issued, and an Issuer shall have the authority to suspend the exercise of all Plan Warrants, until such approval has been obtained.  If any such period of suspension continues past an Expiration Date, all affected Plan Warrants, the exercise of which have been requested on or prior to the Expiration Date and which were accompanied with Good Funds, shall be exercisable upon the removal of such suspension until the close of business on the business day immediately following the expiration of such suspension.  The Issuer or the Warrant Agent shall hold any funds received during such suspension in escrow in a segregated and specified account.  In the event a governmental authority requires the modification of this Agreement, any effected Issuer may make such modification without further agreement of any Warrant Holder.  If such modification materially impacts the rights of the Warrant Holders, such Issuer will mail a notification of such change to the affected Warrant Holders.

10.3 Supplements and Amendments.  An Issuer and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Warrant Holders in order to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that an Issuer and the Warrant Agent may deem necessary or desirable.

10.4 Assignment.  A Warrant Holder may transfer and assign their rights to any Plan Warrant provided, however, that any such assignment shall not release the Warrant Holder from their commitments and obligations hereunder unless the obligations are formally assumed by such assignee.  A Warrant Holder shall not transfer the Plan Warrants unless the transfer is registered or exempt from registration under applicable securities laws.  The Warrant Agent may require that such Warrant Holder first obtain an opinion of counsel satisfactory to the Warrant Agent and the Issuer that the proposed disposition or transfer does not violate securities laws.  Any transfer must specifically acknowledge that this Agreement will continue to control the Plan Warrants so transferred.

10.5 Termination.  This Agreement shall terminate at the close of business on the Expiration Date or such earlier date upon which all Plan Warrants of all Issuers have been exercised or redeemed; provided, however, that if exercise of any Plan Warrants are suspended pursuant to Section 10.2 and such suspension continues past the Expiration Date, this Agreement shall terminate at the close of the business on the business day immediately following the expiration of the suspension.  The provisions of Article VI shall survive this termination.

10.6 Governing Law.  This Agreement and each Plan Warrant Certificate or other evidence of ownership issued hereunder shall be deemed to be a contract made under the laws of the state in which an Issuer is incorporated at such time as a dispute arises and, for all purposes except as superseded by the jurisdiction of the Bankruptcy Court, shall be construed in accordance with the laws of such State.  Any disputes shall be governed by the Plan, the Bankruptcy Court, the orders of the Bankruptcy Court pertaining to the Plan and the Bankruptcy Code.  Venue, if in state or federal court shall be the most convenient state or federal court in relationship to the applicable Issuer’s headquarters.

10.7 Successors.  All the covenants and provision of this Agreement by or for the benefit of an Issuer, a Warrant Holder or a Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

10.8 Severability.  Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision will not affect the validity or unenforceability of any remaining portion, which remaining portion will remain in force and effect as if this Agreement had been executed with the invalid portion eliminated and it is hereby declared the intention of the parties hereto that the parties would have executed the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid or unenforceable.

10.9 Reliance.  The Warrant Agent may rely on the facsimile or similar transmissions from a Warrant Holder as original signatures and representations of the Issuer as to the names, addresses and number of Plan Warrants of the Issuer’s Warrant Holders and their ownership positions.

10.10 Construction.  The parties hereto hereby acknowledge and agree that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be applied to the interpretation of this Agreement.  No inference in favor of, or against, any party will be drawn from the fact that one party has drafted any portion hereof.

10.11 Advice of Counsel.  Each party hereby acknowledges that they are entitled to and have been afforded the opportunity to consult legal counsel of their choice regarding the terms and conditions and legal effects of this Agreement, as well as the advisability and propriety thereof.  Each party hereby further acknowledges that having so consulted with legal counsel of their choosing or having chosen not to consult, hereby waives any right to the legal representation or effective representation and any right to raise or rely upon the lack of representation or effective representation in any future proceedings or in connection with any future claim.

10.12 Complete Agreement; Amendment.  Except as determined by the Plan, the Bankruptcy Court, the orders of the Bankruptcy Court and the Bankruptcy Code, this Agreement sets forth the entire understanding between the parties hereto and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. No other agreements, representations, warranties or other matters, whether oral or written, shall be deemed to bind the parties hereto with respect to the subject matter hereof.  This Agreement may not be modified or amended except by the mutual written agreement of the parties.

10.13 Captions.  The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

10.14 Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatories.

IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date written above.

“WARRANT HOLDER” deemed executed in accordance with the terms of the Plan and the Warrant Acceptance and Effective Delivery Agreement, attached hereto as Exhibit B and specifically made part hereto.	“ISSUERS” VISITALK CAPITAL CORPORATON As an Issuer and as Implementation Agent for the other Issuers

/s/
Signature (all record holders should sign)	By:
Its:

EXHIBIT A

ISSUERS COVERED BY THE PLAN WARRANT AGREEMENT

Visitalk Capital Corporation
VT Billing Services, Inc.
VT Business Products, Inc.
VT Consumer Services, Inc.
VT Financial Services, Inc.
VT Gaming Services, Inc.
VT International Corp.
VT Marketing Services, Inc.
VT Video Services, Inc.
VT Arabic Services, Inc.
VT Chinese Services, Inc.
VT Dutch Services, Inc.
VT French Services, Inc.
VT German Services, Inc.
VT Hispanos Services, Inc.
VT Italian Services, Inc.
VT Japanese Services, Inc.
VT Korean Services, Inc.
VT Portuguese Services, Inc.

EXHIBIT B

FORM OF WARRANT ACCEPTANCE AND EFFECTIVE DELIVERY AGREEMENT

Visitalk Capital Corporation
14647 S. 50th St., Suite 130
Phoenix, AZ  85044

Dear Sir or Madam:

A. Capitalized terms, unless defined herein, have the same meaning as defined in the warrant agreement effective September 17, 2004 (the “Plan Warrant Agreement”) or in the Second Joint Plan of Reorganization dated June 22, 2004, confirmed by the United States Bankruptcy Court for the District of Arizona related to Case No. 00-13035-PHX-RTB (the “Plan”) of visitalk.com, Inc. (“Visitalk”).  The Undersigned represents that they have reviewed the Plan Warrant Agreement and the Plan and have had the opportunity to ask questions regarding their terms and restrictions.

B. Each Issuer is required under the Plan to issue certain warrants to various claimants categorized under the Plan (the “Plan Warrants”).  Such Plan Warrants are defined in the Plan and governed in accordance with the Plan Warrant Agreement.

C. The Undersigned,                                 , hereby tenders this Warrant Acceptance and Effective Delivery Agreement (the “Acceptance Agreement”) to Visitalk Capital Corporation, as an Issuer and as the Implementation Agent for the other Issuers, and unless an executed “Election to Certificate Agreement” is attached, hereby elects to have all of their Plan Warrants issued in Book Entry form.

D. This Acceptance Agreement has been duly authorized by all necessary action on the part of the Undersigned and, if necessary, this Acceptance Agreement has been duly executed by an authorized officer or representative of the Undersigned and such person is a legal officer or representative of the Undersigned and this Acceptance Agreement is enforceable in accordance with its terms.

E. If physical delivery of the Plan Warrant certificates is desired, please and return sign BOTH this Acceptance Agreement and also sign and return the “Election to Certificate Agreement, “ attached to the Plan Warrant Agreement as Exhibit F, along with a check for the certificate issue fee as set forth therein.

BY EXECUTION BELOW, THE UNDERSIGNED ACKNOWLEDGES THAT THEY HAVE RECEIVED EFFECTIVE DELIVERY OF THE PLAN WARRANTS. VISITALK CAPITAL CORPORATION AND EACH ISSUER IS RELYING UPON THE ACCURACY AND COMPLETENESS OF THE REPRESENTATIONS CONTAINED HEREIN IN COMPLYING WITH ITS OBLIGATIONS.

Warrant Holder Accepted and Agreed:	Issuer Acceptance
WARRANT HOLDER **	VISITALK CAPITAL CORPORATON, as an Issuer and as Implementation Agent for the other Issuers

Signatures (all record holders should sign)	By:
Its:

** NOTE – If the Plan Warrants are being accepted by an “Entity”,
Warrant Holder must sign the Certificate of Authority on Exhibit B-2

EXHIBIT B-2

CERTIFICATE OF AUTHORIZATION
(to be completed if the Plan Warrants are being accepted by an “Entity”)

I hereby certify that                                                                                                                                                                                                                             (“Entity”)
(name of company, trust, partnership or other form of entity)
is a                                                        organized and existing under and by virtue of the laws of the State of
                (entity type)                                                                                                                                                                                           (state)
and its tax ID number is                                                                                                                                              and it is currently in good standing and its charter
                                                                                       (federal tax ID or SS #)
in full force and effect.  I further certify that the                                                                                      and/or the
                                                                                                                           (title)                                                                                              (title)
are fully authorized and empowered to make , execute and deliver any and all written instruments necessary or proper to effectuate the authority hereby conferred.  I further certify that                                         now is the                                                 and                                            is now the                                      .
                                                                 (name)                                                    (title)                                              (name)                                                (title)
I further certify that the officers set forth herein, or any one of them, are duly authorized by the Entity to execute and carry out the terms of the Warrant Acceptance and Effective Delivery Agreement and certify further that the Warrant Acceptance and Effective Delivery Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

Dated this   day of                  , 200     .

Signature of certifying officer (Must not be signed by officer authorized to act)

Title of certifying officer

EXHIBIT C

FORM OF CLAIM HOLDER OWNERSHIP SCHEDULE

The Plan Warrants specified below are only valid if the specific named Claim Holder named herein, or a proper assignee, has executed a Warrant Acceptance and Effective Delivery Agreement (“Acceptance Agreement”) prior to March 31, 2006 and such agreement has been received by Visitalk Capital Corporation as the agent of the Issuers no later than April 15, 2006.

Claim Holder:

Investment in Series A:	$
Investment in Series B:	$
Investment in Series C:	$
Investment in Series _____	$

Plan Allowed Claim:           $____________
Plan Class:                             ____________

Issuers	Unit #	Warrant Units**

Visitalk Capital Corporation
VT Billing Services, Inc.
VT Business Products, Inc.
VT Consumer Services, Inc.
VT Financial Services, Inc.
Dynamic Biometric Systems, Inc.
VT International Corp.
VT Marketing Services, Inc.
VT Video Services, Inc.
VT Arabic Services, Inc.
VT Chinese Services, Inc.
VT Dutch Services, Inc.
VT French Services, Inc.
VT German Services, Inc.
VT Hispanos Services, Inc.
VT Italian Services, Inc.
VT Japanese Services, Inc.
VT Korean Services, Inc.
VT Portuguese Services, Inc.

** A Warrant Unit consists of consist of one A Warrant, one B Warrant, one C Warrant, one D Warrant, one E Warrant and one F Warrant.

EXHIBIT D

FORM OF WARRANT CERTIFICATE OR WARRANT UNIT CERTIFICATE

NAME OF ISSUER

Plan Warrants to Purchase __________ Shares	Warrant Series ___ - Number ____
Plan Warrant Expiration Date ______________	Per Warrant Exercise Price $_____.00

THIS IS TO CERTIFY that,                          or registered assigns, is the registered holder (“Warrant Holder”) of the number of warrants (“Plan Warrants”) set forth above.  Each Plan Warrant entitles the Warrant Holder to purchase, subject to the terms and conditions in this certificate and set forth in a warrant agreement effective September 17, 2004, (the “Plan Warrant Agreement”) which is hereby incorporated herein and made a part hereof, at any time on or after September 17, 2004, and at or prior to the close of business on the Expiration Date, but not thereafter, unless the Plan Warrant is earlier Called or the Plan Warrant Expiration Date is extended by the Issuer, one fully paid and non-assessable share of the Issuer’s common stock (“Share”), or equivalent security of any successor thereto, at a purchase price equal to the Exercise Price set forth above, as adjusted, in accordance with the Plan Warrant Agreement.  Capitalized terms herein have the same meaning as in the Plan Warrant Agreement, which is controlling.

Upon (i) exercise and satisfaction of one or more conditions precedent set forth herein and in the Plan Warrant Agreement, (ii) presentation and surrender to the Issuer or the Warrant Agent, or its successor, a Warrant Certificate with a Subscription and Exercise Notice duly executed, and (iii) accompanied by payment of the purchase price in Good Funds payable to the order of the Issuer, the Warrant Holder will receive one or more certificates of Shares or equivalent securities so purchased.  Issuance of fractional shares is governed by the Plan Warrant Agreement.

The Issuer covenants and agrees that all Shares delivered upon the exercise of these Plan Warrants will, upon delivery, be fully paid and non-assessable.  The Plan Warrants shall not be exercisable in any jurisdiction where exercise would be unlawful.  The Issuer shall not be required to honor the exercise of the Plan Warrants if, in the opinion of its Board of Directors, upon advice of counsel, the issuance of Shares upon exercise of the Plan Warrants would be unlawful.  The number of Shares, or other equivalent equity security, issuable upon the exercise of these Plan Warrants and the Exercise Price shall be subject to adjustment from time to time, in certain events, as set forth in the Plan Warrant Agreement.

The Issuer agrees at all times to reserve or hold available, or cause to reserve or hold available, a sufficient number or Shares, or other equivalent equity security, to cover the number of Shares, or other equivalent equity security, issuable upon the exercise of these and all other Plan Warrants of like tenor then outstanding.

This Warrant Certificate does not entitle the Warrant Holder hereof, either at law or in equity, to any voting rights or other rights as a shareholder of the Issuer, or to any other rights whatsoever except the rights expressly herein set forth, and no dividend shall be payable or accrue in respect of these Plan Warrants or the interest represented hereby, or the Shares that may be purchased upon exercise hereof until or unless, and except to the extent that, these Plan Warrants shall be duly exercised.

This Warrant Certificate is exchangeable at any time prior to expiration upon the surrender hereof by the Warrant Holder to the Warrant Agent for one or more new Warrant Certificates of like tenor and date representing in the aggregate the right to purchase the number of Shares that may be purchased upon exercise hereof, each of the new Warrant Certificates to represent the right to purchase the number of Shares as may be designated by the Warrant Holder at the time of the surrender.  Any issuance or transfer costs related to this Warrant Certificate shall be paid by the Warrant Holder.

The Issuer may deem and treat the Warrant Holder of this Warrant Certificate at any time as the absolute owner hereof and of the Plan Warrants covered hereby for all purposes and shall not be affected by any notice to the contrary.

The Plan Warrants evidenced by this Warrant Certificate are subject to the terms of the Plan Warrant Agreement which is available at the principal corporate office of the Warrant Agent or the Issuer.  The Plan Warrant Agreement is incorporated herein by reference and made a part hereof and reference is hereby made to the Plan Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Warrant Agent, the Issuers and the Warrant Holders of the Plan Warrants.

If a Third Party Warrant Agent has been appointed, this Warrant Certificate shall not be valid or obligatory for any purpose unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Issuer has caused this Warrant Certificate to be executed by its duly authorized officer, and the corporate seal hereunto affixed.

ISSUER

Dated:                                                                                By:
                                                                                                                           President

                                                                                            By:
                                                                                                                           Secretary

Exhibit D-1

ASSIGNMENT FORM

To assign this Plan Warrant or a Book Entry Plan Warrant, fill in the form below:

I or we assign and transfer                                                          of my Plan Warrant rights under Warrant Series                                                         (indicate A through F or U for unit) – Certificate or Book Entry No.                          to:  (must include Assignee’s Social Security or EIN No. below)

                                                                                                                                                                                                                                                                 (“Assignee”)

(Print or type assignee’s name

(Print or type assignee’s address and zip code)

Federal Tax ID or Social Security Number(s):

and irrevocably appoint                                                         as agent to transfer this Plan Warrant on the books of the Issuers.  The agent may substitute another to act for him.

I represent that the Assignee received and has agreed to be bound by all the terms of the Plan Warrant Agreement dated September 17, 2004 governing this Plan Warrant.

Date:                                                                                             Signature:
                                                                                                      (Sign exactly as your name appears on the
                                                                                                      other side of this Warrant Certificate)

Signature Guarantee **:

By

**  – The signature must be guaranteed by an eligible guarantor institution
(a bank, stockbroker, savings and loan association or credit union with
Membership in an approved signature guarantee medallion program)
pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

EXHIBIT E

FORM OF SUBSCRIPTION AND EXERCISE NOTICE
(To be completed and signed only upon an exercise of a Plan Warrant(s) in whole or in part)

ISSUER:

Dear Sir or Madam:

A. Capitalized terms, unless defined herein, have the same meaning as defined in the warrant agreement effective September 17, 2004 (the “Plan Warrant Agreement”) or in the Second Joint Plan of Reorganization dated June 22, 2004, confirmed by the United States Bankruptcy Court for the District of Arizona related to Case No. 00-13035-PHX-RTB (the “Plan”) of visitalk.com, Inc. (“Visitalk”).  The Undersigned represents that they have reviewed the Plan Warrant Agreement and the Plan and have had the opportunity to ask questions regarding their terms and restrictions.

B. The Undersigned,                                             , the Warrant Holder of the attached Plan Warrant or Book Entry Plan Warrant designated as                                      , hereby irrevocably elects to exercise the purchase right represented by such Plan Warrants for, and to purchase from the Issuer,                              Shares, and herewith makes a payment of $   in Good Funds, as such terms are defined in the Plan Warrant Agreement,. (Payment = Plan Warrants exercised x Exercise Price).

C. Important Notice regarding Ownership Limitations.  This Subscription and Exercise Notice is governed by Article V of the Plan Warrant Agreement and is a specific representation by the Undersigned that, after giving effect to this Exercise Notice, (i) the Warrant Holder and its Affiliates will not beneficially own in excess of 4.99% of the outstanding Shares of the Issuer and (ii) the Warrant Holder will not have acquired, through exercise of this Plan Warrant or otherwise, a number of Shares that, when added to the number of Shares beneficially owned by the Warrant Holder at the beginning of the 60-day period ending on and including the applicable date of exercise of these Plan Warrants, is in excess of 4.99% of the outstanding Shares of an Issuer.

D. The Undersigned hereby requests that the Certificate for the Shares be issued in the following name and delivered to the following address:                                                                                                                                                  (Print or type name, address and zip code)

E. If this Subscription and Exercise Notice is for an exercise of the Plan Warrants to purchase fewer the maximum Shares to which the Undersigned is entitled under the Plan Warrants tendered, the Undersigned hereby requests that new Plan Warrants for the remaining Plan Warrants be issued in the following name and delivered to the following address:                                                                                                                                                      (Print or type name, address and zip code)

F. This Subscription and Exercise Notice has been duly authorized by all necessary action on the part of the Undersigned and, if necessary, this Subscription and Exercise Notice has been duly executed by an authorized officer or representative of the Undersigned and such person is a legal officer or representative of the Undersigned and this Subscription and Exercise Notice is enforceable in accordance with its terms.

BY EXECUTION BELOW, THE UNDERSIGNED ACKNOWLEDGES THAT THE ISSUER IS RELYING UPON THE ACCURACY AND COMPLETENESS OF THE REPRESENTATIONS CONTAINED HEREIN IN COMPLYING WITH ITS OBLIGATIONS.

Warrant Holder Accepted and Agreed:	Issuer Acceptance
WARRANT HOLDER **

Signatures (all record holders should sign)	By:
Its:

** NOTE – If the Plan Warrants are being accepted by an “Entity”,
Warrant Holder must sign the Certificate of Authorization on Exhibit E-2

EXHIBIT E-2

CERTIFICATE OF AUTHORIZATION
(to be completed if the Plan Warrants are being accepted by an “Entity”)

I hereby certify that                                                                                                                                                                                                                             (“Entity”)
(name of company, trust, partnership or other form of entity)
is a                                                        organized and existing under and by virtue of the laws of the State of
                (entity type)                                                                                                                                                                                           (state)
and its tax ID number is                                                                                                                                              and it is currently in good standing and its charter
                                                                                       (federal tax ID or SS #)
in full force and effect.  I further certify that the                                                                                      and/or the
                                                                                                                           (title)                                                                                              (title)
are fully authorized and empowered to make , execute and deliver any and all written instruments necessary or proper to effectuate the authority hereby conferred.  I further certify that                                         now is the                                                 and                                            is now the                                      .
                                                                 (name)                                                    (title)                                              (name)                                                (title)
I further certify that the officers set forth herein, or any one of them, are duly authorized by the Entity to execute and carry out the terms of the Warrant Acceptance and Effective Delivery Agreement and certify further that the Warrant Acceptance and Effective Delivery Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

Dated this   day of                  , 200     .

Signature of certifying officer (Must not be signed by officer authorized to act)

Title of certifying officer

EXHIBIT F

FORM OF ELECTION TO CERTIFICATE AGREEMENT

Visitalk Capital Corporation
14647 S. 50th St., Suite 130
Phoenix, AZ  85044

Dear Sir or Madam:

A. Capitalized terms, unless defined herein, have the same meaning as defined in the warrant agreement effective September 17, 2004 (the “Plan Warrant Agreement”) or in the Second Joint Plan of Reorganization dated June 22, 2004, confirmed by the United States Bankruptcy Court for the District of Arizona related to Case No. 00-13035-PHX-RTB (the “Plan”) of visitalk.com, Inc. (“Visitalk”).  The Undersigned represents that they have reviewed the Plan Warrant Agreement and the Plan and have had the opportunity to ask questions regarding their terms and restrictions.

B. The Undersigned, ____________________________________________, by executing this Election to Certificate Agreement, hereby elects to have all its Plan Warrants issued in certificated form.  The Plan Warrants requested will be issued in Units consisting of one A Warrant, one B Warrant, one C Warrant, one D Warrant, one E Warrant and one F Warrant for each Issuer, in accordance with the Plan Warrant Agreement and as authorized under the Plan.

C. The Undersigned is enclosing a check for $285.00 (19 certificates x $15.00 per certificate issuance fee) payable to Visitalk Capital Corporation as the Implementation Agent for the Issuers.

D. The Undersigned understands and acknowledges that, by electing to receive physical delivery of the Plan Warrants:

a. the Undersigned waives any of the rights and benefits to having the Contingent Agent act for them pursuant to the Contingent Agent Agreement, and

b. transfer fees will be imposed upon any future transfers or changes in the Units.  For example, if the Undersigned desires to exercise only the A Warrants, the Undersigned will have to submit the Unit certificate and pay a fee to issue a new Unit certificate.

E. This Election to Certificate Agreement has been duly authorized by all necessary action on the part of the Undersigned and, if necessary, this Election to Certificate Agreement has been duly executed by an authorized officer or representative of the Undersigned and such person is a legal officer or representative of the Undersigned and this Election to Certificate Agreement is enforceable in accordance with its terms.

 BY EXECUTION BELOW, THE UNDERSIGNED ACKNOWLEDGES THAT VISITALK CAPITAL CORPORATION AND EACH ISSUER IS RELYING UPON THE ACCURACY AND COMPLETENESS OF THE REPRESENTATIONS CONTAINED HEREIN IN COMPLYING WITH ITS OBLIGATIONS.

Warrant Holder Accepted and Agreed:	Issuer Acceptance
WARRANT HOLDER **	VISITALK CAPITAL CORPORATON, as an Issuer and as Implementation Agent for the other Issuers

Signatures (all record holders should sign)	By:
Its:

** NOTE – If the Plan Warrants are being accepted by an “Entity”,
Warrant Holder must sign the Certificate of Authorization on Exhibit F-2

EXHIBIT F-2

CERTIFICATE OF AUTHORIZATION
(to be completed if the Plan Warrants are being accepted by an “Entity”)

I hereby certify that                                                                                                                                                                                                                             (“Entity”)
(name of company, trust, partnership or other form of entity)
is a                                                        organized and existing under and by virtue of the laws of the State of
                (entity type)                                                                                                                                                                                           (state)
and its tax ID number is                                                                                                                                              and it is currently in good standing and its charter
                                                                                       (federal tax ID or SS #)
in full force and effect.  I further certify that the                                                                                      and/or the
                                                                                                                           (title)                                                                                              (title)
are fully authorized and empowered to make , execute and deliver any and all written instruments necessary or proper to effectuate the authority hereby conferred.  I further certify that                                         now is the                                                 and                                            is now the                                      .
                                                                 (name)                                                    (title)                                              (name)                                                (title)
I further certify that the officers set forth herein, or any one of them, are duly authorized by the Entity to execute and carry out the terms of the Warrant Acceptance and Effective Delivery Agreement and certify further that the Warrant Acceptance and Effective Delivery Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

Dated this   day of                  , 200     .

Signature of certifying officer (Must not be signed by officer authorized to act)

Title of certifying officer

EXHIBIT G

FORM OF CONTINGENT AGENT AGREEMENT

This Contingent Agent Agreement (the “Agreement”) is made effective as of the day last executed by and among the Issuer (the “Issuer”) and an agent, (the “Contingent Agent”), whose name and address appear on the signature page hereto.

RECITALS

A. The Issuer, pursuant to the confirmed and effective Second Joint Plan of Reorganization dated June 22, 2004 filed with the United States Bankruptcy Court for the District of Arizona related to Case No. 00-13035-PHX-RTB (the “Plan”) of visitalk.com, Inc. and other Co-Proponents (jointly “Visitalk”), has issued certain warrants to various claimants under the Plan (the “Plan Warrants”) in accordance with the Plan and a warrant agreement effective September 17, 2004 (the “Plan Warrant Agreement”).

B. Capitalized terms, unless defined herein, have the same meaning as defined in the Plan Warrant Agreement or the Plan.

C. The Plan Warrants are all subject to redemption by the Issuer in its sole discretion and have a fixed Expiration Date that may be extended by the Issuer in its sole discretion.

D. The Plan Warrant Agreement authorizes the Issuer to, in its sole discretion; provide the registered warrant holders of the certain Plan Warrants (the “Warrant Holders”) with a Contingent Agent to act for such Warrant Holders to attempt to maximize the value of the Plan Warrants for such Warrant Holders under certain limited circumstances.

E. The Plan Warrant Agreement allows any Holder to elect in writing not to be bound by this Agreement so that any references to Warrant Holders herein only pertain to the Warrant Holders who have not elected out of this Agreement.  The Plan Warrants of any Warrant Holder covered by this Agreement must have been exempt from registration under Section 1145 of the Bankruptcy Code by meeting such requirements.

AGREEMENTS

NOW, THEREFORE, in consideration of the above recitals, the following representations, warranties, covenants and conditions, and other good and valuable consideration, the receipt of which is acknowledged, the Parties agree as follows:

ARTICLE I
APPOINTMENT OF WARRANT HOLDER CONTINGENT AGENT

1.1 Appointment.  Subject to the limitations in this Agreement, the Issuer hereby appoints the Contingent Agent to perform limited services for the Warrant Holders.

1.2 Qualifications.  The Contingent Agent agrees to be bound by the terms of this Agreement, and this Agreement may be modified to clarify its intent and the duties and responsibilities of the Contingent Agent.  The Contingent Agent must be a licensed broker-dealer.

1.3 Resignation or Removal of the Contingent Agent.  The Contingent Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days notice in writing to the Issuer; provided that such shorter notice may be given, as such Issuer shall accept as sufficient.  At any time, the Issuer, upon notice and with or without cause, may remove the Contingent Agent.  In the event the office of the Contingent Agent shall become vacant by resignation or incapacity to act or otherwise, the Issuer may, but is not required to, appoint in writing a new Contingent Agent in place of the Contingent Agent vacating the office.

1.4 Successor Contingent Agent.  Upon appointment, which requires the execution of a form of this Agreement, any successor Contingent Agent shall be vested with the same powers, rights, duties, responsibilities and immunities as if such agent had been originally named as Contingent Agent.  If for any reason it becomes necessary or expedient to execute any further assurance, conveyance, act or deed, the same shall be done at the expense of the Issuer.  Subject to the foregoing provisions, any corporation into which any Contingent Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which any Contingent Agent is a party shall be the successor Contingent Agent under this Agreement without any further act.  Hereinafter, any reference to the Contingent Agent shall apply to any properly elected successor Contingent Agent.

ARTICLE II
RIGHTS AND DUTIES OF THE CONTINGENT AGENT IN THE EVENT OF NON-EXERCISE

2.1 General Duties.  The Contingent Agent will act for the Warrant Holders to sell the Plan Warrants or the shares of common stock issued through the exercise of the Plan Warrants (the “Shares”) to attempt to maximize the value of the Expired Warrants, as defined in paragraph 2.2.  The Contingent Agent’s decisions regarding negotiation of Share prices or Plan Warrant prices, in public or private sales, unless grossly negligent, are deemed to be reasonable.  The Contingent Agent has the right but not the obligation to exercise the rights in this Article and the Contingent Agent’s good faith exercise of these rights shall be in its sole discretion.

2.2 Contingent on the Expiration of Time to Exercise.  In the event Plan Warrants expire due to either a redemption Call of any specific Series of Plan Warrants as provided in the Plan Warrant Agreement or upon occurrence of any Expiration Date (the “Expired Warrants”), the Warrant Holder and Issuer of each such Plan Warrant hereby grant the Contingent Agent special rights as provided in this Agreement to maximize the potential value of any such Expired Warrants but only after the date specified in the Redemption Notice or after the Expiration Date.

2.3 Limited Extension of Exercise Date.  Only if there is a Contingent Agent and only if the Expired Warrants are in Book Entry form, the Issuer will extend the period any Expired Warrants may be exercised for an additional thirty (30) days after the Redemption Date specified in the Redemption Notice or after the Expiration Date (the “Special Exercise Period”).  Only during this Special Exercise Period, may the Contingent Agent exercise any amount of Expired Warrants as allowed under this Agreement, subject to the limitation in Article 3.2 below, and only for the benefit of all the Warrant Holders of all the Expired Warrants (the “Covered Holders”).  The Contingent Agent may also sell any amount of the Expired Warrants for the benefit of all the Covered Holders and may assign the Special Exercise Period right to the buyer of any such Expired Warrants, subject to the limitation in Article 3.2 below.  This grant of a Special Exercise Period to the Contingent Agent in no way grants any Warrant Holder additional time to exercise.

2.4 Distribution of Proceeds from Sale or Exercise.  In the event that the Contingent Agent exercises its rights under this Article, the Contingent Agent will accumulate the proceeds received from the sale of Expired Warrants or Shares in a specifically established trust account (the “Trust Account”) and will deduct the Fees and Expenses (as defined below) to derive the net proceeds (“Net Proceeds”).  The beneficiaries of such Trust Account are the Warrant Holders of all the Expired Warrants.  Within ten (10) business days of the expiration of the Special Exercise Period, the Contingent Agent shall distribute the Net Proceeds pro rata to all the Covered Holders.  Payment of the Net Proceeds will be accompanied by a summary accounting of the receipts, expenses and fees.  The distribution to any Covered Holder will equal the Net Proceeds multiplied by a fraction that equals the Expired Warrants the Covered Holder could have exercised prior to the Expiration Date divided by all Expired Warrants that could have been exercised by all Covered Holders prior to the Expiration Date.

2.5 Contingent Agent’s Fees and Expenses.  The Contingent Agent’s Fees and Expenses shall include (i) all reasonable expenses incident to the performance of or compliance with its obligations under this Agreement; (ii) all costs and expenses incurred by the Contingent Agent (including all transfer taxes, brokerage and other discounts and commissions and finders’ and similar fees payable in respect to the sales of the Expired Warrants or Shares issued upon the exercise of the Expired Warrants, and (iii) a Contingent Agent commission equal to a percentage of the gross sale proceeds as negotiated by the Issuer from time to time.

ARTICLE III
LIMITATION AND METHOD OF EXERCISE

3.1 Method of Exercise.  In the event the Contingent Agent elects to exercise Plan Warrants and sell the Shares so received, the Issuer and the Contingent Agent agree that the Contingent Agent can instruct the selling broker to remit the Exercise Price directly to the Issuer with the remaining proceeds being delivered to the Contingent Agent for deposit to the Trust Account.  The Issuer agrees that in its sole discretion, upon the sale confirmation and upon coordination with any broker, the Issuer may cause the Shares to be delivered simultaneously with the receipt of the Exercise Price.

3.2 Limitation on Ownership.

(a) Notwithstanding anything to the contrary contained herein, unless specifically waived and approved by the Issuer in writing, the number of Expired Warrants subject to this Agreement shall not be in excess of 4.99% of the outstanding shares of common stock of the Issuer.  For purposes of this paragraph, the number of outstanding shares of common stock will be ascertained from the Issuer’s transfer agent as of the close of business of the Expiration Date of the subject Plan Warrants.  The number of outstanding shares of common stock shall be determined after giving effect to the Shares not yet issued as a result of the exercise of Plan Warrants on or prior to the Expiration Date, including the exercise with respect to this determination.

(b) The Contingent Agent may transfer and assign its rights to any Expiring Warrants of the Issuer provided, however, that any such assignment shall require that all such obligations in the Plan Warrant Agreement regarding limitation of ownership are formally assumed by the assignee.

3.3 Grant by the Warrant Holder of Limited power of attorney.  The Contingent Agent shall be the sole attorney in fact of the Warrant Holders to exercise or sell any Expired Warrants held in the name of the Warrant Holder throughout the Special Exercise Period.

3.4 Special accounts.  The Contingent Agent has the right and authority to open a special brokerage account or other financial institution account to maintain the securities or proceeds and to facilitate transactions.  Such accounts will be a fiduciary account for the Covered Holders.

ARTICLE IV
CONCERNING THE CONTINGENT AGENT

4.1 Actions by Contingent Agent.  The Contingent Agent may, for the execution of the duties and in the execution of the powers conferred upon it, appoint or employ as agents or representatives or otherwise any solicitors, counsel, bankers, brokers, accountants, clerks or inspectors or other agents, and all reasonable expenses and disbursements made and incurred by the Contingent Agent in connection with the execution of its duties hereunder will be included as Fees and Expenses as provided in Section 2.5 above.

4.2 Exculpatory Provisions.  In order to induce the Contingent Agent to act hereunder, the Issuer and each Warrant Holder, by not electing out of this Agreement, agree that:

(a) The Contingent Agent shall be entitled to take legal or other advice and employ such assistance as it may deem necessary to the proper discharge of its duties hereunder and to pay proper and reasonable compensation therefore and may in connection with any matter relating to this Agreement, act on the opinion or advice or information obtained from any attorney, auditor or other expert, whether obtained by the Contingent Agent, the Issuer or otherwise and shall not be responsible for any loss occasioned by acting thereon;

(b) Whenever in the administration of its duties under this Agreement, the Contingent Agent shall deem it necessary or desirable that any matter be provided or established by the Issuer prior to taking or suffering any action hereunder, such matter (unless other evidence is specifically prescribed) may be deemed to be conclusively proved and established by a certificate of an executive officer of the Issuer delivered to the Contingent Agent and such certificate shall be full justification and cause to the Contingent Agent for any action taken or suffered in good faith by it under the provisions of this Agreement; but in its discretion, the
Contingent Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as the Contingent Agent may deem reasonable;

(c) The Contingent Agent shall be liable hereunder only for its own negligence or willful misconduct;

(d) The Contingent Agent shall not be liable for or by reason of any of the statements of facts or recitals contained in this Agreement or in the Plan Warrant Agreement or be required to verify the same and all such statements and recitals are and shall be deemed to have been made by the Issuer only;

(e) The Contingent Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof or in respect of the validity of the execution or exercise of any Plan Warrant covered hereunder; nor shall the Contingent Agent be responsible for any breach by the Issuer of any covenant or condition contained in this Agreement or in any such Plan Warrant; nor shall the Contingent Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares to be issued upon the right of purchase provided for in the Plan Warrant Agreement or in any Warrant or as to whether any shares will, when issued, be duly authorized or be validly issued and fully paid and non-assessable, it being hereby agreed and declared that as to all the matters and things referred to in this subparagraph the duty and responsibility shall rest upon the Issuer and not upon the Contingent Agent and the failure of the Issuer to discharge any such duty and responsibility shall not in any way render the Contingent Agent liable or place upon it any duty or responsibility for breach of which it would be liable;

(f) Except as in this Agreement expressly provided, the Contingent Agent acts hereunder solely for the benefit of the Warrant Holders and does not assume any fiduciary or other relationship or agency or trust for or with the Issuer.  The duties and obligations of the Contingent Agent under this Agreement shall be determined solely by the provisions hereof, and no implied covenants or obligations shall be read into this Agreement against the Contingent Agent.

4.3 Indemnification.  Provided the Contingent Agent carries out its duties, within its discretion as provided under this Agreement, the Issuer will indemnify and hold harmless the Contingent Agent from and against any claim, action or loss resulting from the performance of its duties hereunder.

4.4 Modification of Agreement.  The Contingent Agent may, without the consent or concurrence of the Warrant Holders by supplemental agreement or otherwise, concur with the Issuer in making any modifications or corrections to this Agreement as to which it shall have been advised by counsel (who may but need not also be counsel for the Issuer) that the same are not prejudicial to the rights of the Warrant Holders as indicated by the general sense or intent of the original language and are required for the purpose of curing or correcting the inconsistent provision or clerical omission or mistake or manifest error herein.  The Issuer or the Contingent Agent may request a modification of the Agreement by a majority of the Warrant Holders, voting in person or by proxy.

ARTICLE V
MISCELLANEOUS

5.1 Successors and Assigns.  This Agreement shall be binding upon the heirs, successors and assigns of the Warrant Holders and the Issuers.

5.2 Severability.  Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision will not affect the validity or unenforceability of any remaining portion, which remaining portion will remain in force and effect as if this Agreement had been executed with the invalid portion eliminated and it is hereby declared the intention of the parties hereto that the parties would have executed the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid or unenforceable.

5.3 Reliance.  The Contingent Agent may rely on facsimile or similar transmissions from the Warrant Holders as original signatures and representations of the Issuer as to the names, addresses and number of Plan Warrants of the Warrant Holders.

5.4 Governing Law.  This Agreement and shall be deemed to be a contract made under the laws of the state in which an Issuer is incorporated at such time as a dispute arises and, for all purposes except as superseded by the jurisdiction of the Bankruptcy Court, shall be construed in accordance with the laws of such State.  Any disputes shall be governed by the Plan, the Bankruptcy Court, the orders of the Bankruptcy Court pertaining to the Plan and the Bankruptcy Code.  Venue, if in state or federal court, shall be the most convenient state or federal court in relationship to the applicable Issuer’s head quarters.

5.5 Construction.  The parties hereto hereby acknowledge and agree that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be applied to the interpretation of this Agreement.  No inference in favor of, or against, any party will be drawn from the fact that one party has drafted any portion hereof.

5.6 Advice of Counsel.  Each party hereby acknowledges that they are entitled to and have been afforded the opportunity to consult legal counsel of their choice regarding the terms and conditions and legal effects of this Agreement, as well as the advisability and propriety thereof.  Each party hereby further acknowledges that having so consulted with legal counsel of their choosing or having chosen not to consult, hereby waives any right to such legal representation or effective representation and any right to raise or rely upon the lack of representation or effective representation in any future proceedings or in connection with any future claim.

5.7 Complete Agreement; Amendment.  This Agreement sets forth the entire understanding between the parties hereto and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. No other agreements, representations, warranties or other matters, whether oral or written, shall be deemed to bind the parties hereto with respect to the subject matter hereof.  This Agreement may not be modified or amended except by the mutual written agreement of the parties.

5.8 Captions.  The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, this Agreement has been executed as of the date last executed below.

ISSUER	CONTINGENT AGENT
By:	By:
Name: Its: Date:	Name: Its: Date: Address:

14647 South 50th Street, Suite 130
Phoenix, AZ  85044
Phone: 480-759-9400 ▪ Fax: 480-759-9401
www.visitalkcapital.com

Michael S. Williams President & Chief Portfolio Officer 480-759-9400 x100 mike.williams@visitalkcapital.com	Lanny R. Lang Chief Financial Officer 480-759-9400 x101 Lanny.lang@visitalkcapital.com	Ivan Teodorovic Investor Relations 480-759-9400 x1 Ivan.teodorovic@visitalkcapital.com